EXHIBIT 99.1

                                  NEWS RELEASE


                   ABRAXAS REPORTS THIRD QUARTER 2004 RESULTS

SAN ANTONIO, TX (November 12, 2004) - Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the third quarter of 2004. The Company announced production for the third quarter of 2004 of 22.9 million cubic feet equivalents (MMcfe) per day, up 16% from Q3 2003 production of 19.6 MMcfe per day. The Company posted a net loss in Q3 2004 of $1.6 million (($.05) per share), which included a $1.4 million non-cash item related to stock based compensation expense, compared to a loss of $2.7 million in Q3 2003 (($.08) per share).

The most significant items related to Q3 2004 results included:

     o Natural gas production increased 15% from Q3 2003 due to continuing development activities.
     o Revenues increased 40% from Q3 2003 due to production increase and higher price realizations.
     o Net loss narrowed by 39% from Q3 2003, even though $1.4 million in non-cash stock based compensation expense was booked in the third quarter 2004.
     o Capital expenditures limited by indenture constraints, which were removed in October of 2004.
     o   EBITDA of $7.7 million, an increase of 61% from Q3 2003.

The Company also announced its updated hedge positions, which include a series of price floors for approximately 40% of its projected production through December 2005. These floors, comprised of a combination of oil and natural gas contracts over these months, provide an average floor of approximately $24.83 per barrel for the oil contracts and $4.81 per Mcf for the natural gas contracts. These instruments do not restrict the Company from receiving prices above these floor levels.

Abraxas' CEO, Bob Watson, commented, "Our recently announced refinancing resulted in Q3 being the final quarter that the Company was burdened by the operating restrictions associated with our old debt. The previous limitation on our capital expenditures made it difficult for us to aggressively develop our assets and contributed to our slight decrease in production from Q2 to Q3. Going forward we are enthusiastic about our ability to spend capital to exploit our significant undeveloped asset base on a timeline that makes sense operationally, as opposed to a fixed schedule dictated by an outdated financing agreement. "

Abraxas invites your participation in a conference call on Monday, November 15, at 10:00 a.m. CST to discuss the contents of this release and respond to questions. Please call 1-800-458-9009 between 9:50 a.m. and 10:00 a.m. CST, confirmation code 961897, if you would like to participate in the call. There will be a replay of the conference call available by calling 1-888-203-1112 or 719-457-0820, confirmation code 961897, beginning approximately 1:00 p.m. CST, November 15, through midnight CST, November 22.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company. The Company operates in Texas, Wyoming and western Canada.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the

Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com



                          ABRAXAS PETROLEUM CORPORATION
                               QUARTER-END RESULTS
                                   (UNAUDITED)
                                                            Three Months                  Nine Months
(In thousands except per share data)                     Ended September 30,          Ended September 30,

                                                           2004              2003         2004           2003
                                                           ----              ----         ----           ----
                    Operations Data:
Revenues                                                $11,783            $8,430      $34,985        $29,971
EBITDA(1)                                                 7,718             4,786       20,412         18,595
Cash Flow(Before Working Capital Changes)(1)              6,466             2,572       14,574         10,441
Net Income(Loss)                                         (1,643)           (2,702)      (6,828)         57,654
Net Income(Loss)  Per Share - Basic                        (.05)             (.08)       (0.19)           1.63
Weighted Ave. Shares Outstanding                           36.3              35.8         36.2            35.2

                   Production:
Crude Oil (BPD)                                             675               613          697            658
NGL (BPD)                                                   155                64          150            115
Natural Gas (MCFPD)                                      17,886            15,566       18,587         17,103
MMCFEPD                                                    22.9              19.6         23.7           21.7

          Prices (net of hedge impact):
Crude Oil ($/BBL)                                        $42.37            $29.52       $37.84         $30.55
NGL's ($/BBL)                                             35.32             22.72        32.00          24.27
Natural Gas ($/MCF)                                        5.07              4.50         5.05           4.93
Price per MCFE                                             5.46              4.57         5.28           4.93

                    Expenses:
Lease Operating ($/MCFE)                                  $1.25             $1.31        $1.44          $1.21
General & Administrative ($/MCFE)                           .60               .63          .74            .63
Cash Interest ($/MCFE)                                      .56               .53          .65            .56
Total Interest ($/MCFE)                                    2.05              2.16         2.11           2.17
D/D/A ($/MCFE)                                             1.49              1.34         1.45           1.32

      (1) See reconciliation of non-GAAP financial measures below

                          Balance Sheet Data (In $000s)

                      September 30, 2004 December 31, 2003
Cash                                                        $3,601                    $493
Working Capital (Deficit)                                  (3,487)                 (2,444)
Plant/Property/Equipment, Net                              114,233                 111,563
Total Assets                                               129,067                 126,437

Long-Term Debt                                             190,516                 184,649
Shareholders Equity (Deficit)                             (76,387)                (72,203)
Common Shares Outstanding (Millions)                          36.3                    35.9


Key quarterly results are summarized below:


                                                                        Amounts (In $000s)
                                                                        Three Months Ended
                                                              September 30, 2004      September 30, 2003
Revenues                                                             $11,783                  $8,430
Operating Income                                                       3,202                   2,694
Net Income (Loss)                                                     (1,643)                 (2,702)
Earnings (Loss) Per Share (Basic)                                       (.05)                   (.08)
EBITDA(1)                                                              7,718                   4,786
Cash Flow (Before Working Capital Changes)(1)                          6,466                   2,572
Average Oil Price                                                      42.37                   29.52
Average Gas Price (after hedge)                                         5.07                    4.50



         (1) See reconciliation of non-GAAP financial measures below


                          Abraxas Petroleum Corporation
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                             Three Months Ended              Nine Months Ended
                                                                September 30,                  September 30,
                                                        ------------------------------ -------------------------------
                                                             2004            2003           2004            2003
                                                        ---------------  ------------- ---------------- --------------
                                                                    (in thousands, except per share data)
Revenue:
   Oil and gas production revenues.............     $        11,478   $      8,244   $     34,249     $     29,277
   Gas processing revenues.....................                   -              -              -              132
   Rig revenues................................                 214            156            518              495
   Other.......................................                  91             30            218               67
                                                        --------------- -------------- ---------------- --------------
                                                             11,783          8,430         34,985           29,971
Operating costs and expenses:
   Lease operating and production taxes........               2,646          2,372          9,318            7,164
   Depreciation, depletion, and amortization...               3,141          2,418          9,398            7,861
   Rig operations..............................                 174            129            442              443
   General and administrative..................               1,245          1,143          4,813            3,769
   Stock-based compensation....................               1,375           (326)         1,122              467
                                                        --------------- -------------- ---------------- --------------
                                                              8,581          5,736         25,093           19,704
                                                        --------------- -------------- ---------------- --------------
Operating income ..............................               3,202          2,694          9,892           10,267

Other (income) expense:
   Interest income.............................                  (4)            (5)           (12)             (22)
   Interest expense............................               4,313          3,911         13,700           12,921
   Amortization of deferred financing fees.....                 468            433          1,380            1,244
   Financing cost..............................                  68            581          1,641            4,182
   Gain on sale of foreign subsidiaries........                   -           (298)             -          (67,258)
   Other expense...............................                   -            774             11              774
                                                        --------------- -------------- ---------------- --------------
                                                              4,845          5,396         16,720          (48,159)
                                                        --------------- -------------- ---------------- --------------
Earnings (loss) before cumulative effect of                  (1,643)        (2,702)        (6,828)          58,426
   accounting change and taxes.................

Cumulative effect of accounting change.........                   -              -              -             (395)
Income tax expense ............................                   -              -              -             (377)
                                                        --------------- -------------- ---------------- --------------
Net earnings (loss)............................     $        (1,643)  $     (2,702)  $     (6,828)    $     57,654
                                                        =============== ============== ================ ==============

Basic earnings (loss) per common share:
   Net earnings (loss).........................               (0.05)        (0.08)           (0.19)             1.64
   Cumulative effect of accounting change......                -                 -                -            (0.01)
                                                        --------------- -------------- ---------------- --------------
Net earnings (loss) per common share--basic.....     $         (0.05)  $     (0.08)   $       (0.19)   $         1.63
                                                        =============== ============== ================ ==============

Diluted earnings (loss) per common share:
   Net earnings (loss).........................               (0.05)        (0.08)           (0.19)             1.61
   Cumulative effect of accounting change......                -                 -                -            (0.01)
                                                        --------------- -------------- ---------------- --------------
Net earnings (loss) per common share--diluted...     $        (0.05)   $    (0.08)    $      (0.19)    $        1.60
                                                        =============== ============== ================ ==============

                  Reconciliation of Non-GAAP Financial Measures


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure most similar to cash flow and EBITDA.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expense, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

                                                          Three Months                   Nine Months
                                                      Ended September 30,           Ended September 30,
                                                       2004           2003           2004             2003
                                                       ------         ------         ------           ----
Operating income (loss)                                $3,202         $2,694         $9,892        $10,267
Depletion, depreciation and amortization                3,141          2,418          9,398          7,861
Non-cash stock based comp. expense (income)             1,375           (326)         1,122            467
Financing Costs                                           (68)          (581)        (1,641)        (4,182)
Cash portion of other expense                              --           (674)           (11)          (674)
Cash interest                                          (1,184)          (959)        (4,186)        (3,298)
     Cash Flow                                         $6,466         $2,572        $14,574        $10,441


EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented.

                                                              Three Months                  Nine Months
                                                         Ended September 30,             Ended September 30,
                                                         2004           2003            2004            2003
                                                         ----           ----            ----            ----
Operating income                                       $3,202         $2,694          $9,892         $10,267
Depletion, depreciation and                             3,141          2,418           9,398           7,861
amortization
Non-cash stock based comp. expense (income)             1,375          (326)           1,122             467
     EBITDA                                            $7,718         $4,786         $20,412         $18,595

